

Ashford Inc.:
Will the spinoff of Ashford's advisor benefit related parties at investors' expense?

Ashford is moving backwards. It's time to start asking questions.

Ashford Prime: Lost over 26% of its stock value in first 5 months;
Ashford: Prime's administrative costs may double as externally managed REIT.
If Ashford Trust becomes externally managed, what will happen to shareholder value?

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Ashford Hospitality is moving backwards:

Separation of ownership and management

Both Trust and Prime have exclusivity agreements with a company owned by the CEO/Chair and his father. At Trust, fees to this company have increased 120% in the last five years.

Externalization of REIT Management

Ashford Prime was created as an externally managed REIT – a structure abandoned by all but one publicly traded hotel REIT. Evidence indicates public markets discount externally managed equity REITs.

Following a market laggard?

With its imminent spinoff of Ashford Inc., the company is creating a hub of externally-managed REITs, similar to a group of REITs headed by the Portnoy family criticized for conflicts of interest.

Shareholders had no voice in these significant transformations

Read about shareholder-approved reforms that would strengthen shareholder rights at Ashford companies.

This website is created and maintained by an independent shareholder of Ashford Hospitality Trust and Ashford Hospitality Prime, UNITE HERE. Its content is not created or approved by Ashford.

About Us

UNITE HERE is a union representing over 275,000 employees in the hotel, food service and gaming industries. UNITE HERE is a member of the Council of Institutional investors, and its members are beneficiaries of pension funds with over $60 billion in assets. UNITE HERE is a shareholder of Ashford Hospitality Trust and Ashford Hospitality Prime. UNITE HERE Affiliates represent workers at various hotels owned by Ashford Trust and Prime. There is a labor dispute at the Sheraton Anchorage, which is owned by Ashford Trust.

Reports

Ashford Hospitality's Spin-off: Maximizing Value or Protecting Related Parties? (September 2013)

Ashford Prime's Fee Frenzy (November 2013)

Ashford Prime's administration costs may double under new external management structure, company numbers reveal (January 2014)

This website is created and maintained by an independent shareholder of Ashford Hospitality Trust and Ashford Hospitality Prime, UNITE HERE. Its content is not created or approved by Ashford.

Sinking valuation: The market discounts externally managed REITs


Price/FFO discount:
Externally managed equity REITs vs. peers (2012)
$20
$15
$10
$5
$0
Lodging
Seniors' residences
Commercial Office
Office/Industrial
Net lease
Externally advised
Peer group average

Few publicly traded equity REITs still use external managers, and most privately held equity REITs shed external managers when going public. "The market fears externally managed companies and trades them at significantly lower earnings multiples," according to one analyst.[i]

In a recent report, we compared the valuation of remaining externally-managed equity REITs to self-managed peers. Over the past six years (2007-2012), the sole externally managed lodging REIT had an average -24% discounted price/FFO, and an average -22.8% discounted EV/EBITDA when compared with its peers. Other REIT sectors surveyed showed a similar trend (view details and sources here). We recommend Ashford make provisions to internalize its management and remove costly termination fees from its advisory agreement. Read the full report here.

Is an externally managed REIT really cheaper to manage?

October 2013:

"The [external] structure enables investors to continue to benefit from the experience of a management team with one of the best track records in our sector, ***is cheaper than an internally-advised structure***, and provides for management incentives only in the event of outperformance versus a defined peer group."

- *Ashford Hospitality Trust, Investor Presentation on Ashford Prime (slide 5)*

December 2013:

"The amount of fees and incentives paid to Ashford Advisor ***may exceed the average of internalized expenses of our industry peers*** and the fees and incentives paid by other externally managed REITs to their advisors.

- *Ashford Hospitality Prime, Form S-11*

Ashford Prime's pro-Forma financial statements suggest **administration costs could more than double** as an externally managed REIT:

2012 Corporate General & Administrative Expense Comparison Between AHT and AHP (in $thousands)	Original G&A costs for Prime portfolio, 2012	New costs (attributable to Advisory Agreement), 2012	Total proforma Corporate G&A costs for Prime portfolio, 2012
A. Corporate General & Administrative	$10,846		
B. Base Fee		$6,745	
C. Incentive Fee		$7,912	
D. Stock Based Compensation		$275	
E. Salaries and Benefits		-$2,752	
F. Reimbursements		$195	
G. Additional base fee due to 1/21/14 offering		**$971**	
Total Corporate General & Administrative	**$10,846**	**$13,346**	**$24,192**

As an internally-managed REIT, it cost approximately $10.8 million in Corporate General and Administrative expenses to hold Prime's 8-hotel portfolio, according to Trust's 2012 Pro Forma Combined Consolidated Financial Statement. The data suggest these expenses, including new base and incentive fees, could more than double under the new externally managed structure:[ii] Read the full report

Prime notes Corporate General and Administrative expenses shown in its Pro Forma financial statements include allocated costs and expenses from Ashford Trust that will not be incurred following the completion of the spin-off.[iii] However, the Pro Forma data suggest the biggest corporate, general and administrative expenses appearing under the new externally managed structure will be due to Base and Incentive fees under the Advisory Agreement.

Notes

[i]http://seekingalpha.com/article/1077701-how-to-value-reits-with-questionable-alignment, accessed September 8, 2013.

[ii] Ashford Hospitality Prime Inc and subsidiaries unaudited pro forma combined consolidated statement of operations FYE December 31, 2012, p. F-7 and notes., Ashford Hospitality Prime, Registration Statement dated January 21, 2014, note 3, p. 22; http://www.snl.com/Cache/21720723.pdf?IID=4384791&FID=21720723&O=3&OSID=9, accessed January 22, 2014.

[iii] Ashford Hospitality Prime Inc and subsidiaries unaudited pro forma combined consolidated statement of operations FYE December 31, 2012, p. F-7 and notes., Ashford Hospitality Prime, Registration Statement dated January 21, 2014, http://www.snl.com/Cache/21720723.pdf?IID=4384791&FID=21720723&O=3&OSID=9, accessed January 22, 2014.

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Reports

Ashford Hospitality's Spin-off: Maximizing Value or Protecting Related Parties? (September 2013)

Ashford Prime's Fee Frenzy (November 2013)

Ashford Prime's administration costs may double under new external management structure, company numbers reveal (January 2014)

Rising Fees to Related Parties

Ashford Hospitality Trust: 13% increase in portfolio size; 120% increase in funds to a related party


Ashford Trust:
Mounting volume of related party transactions
50
40
30
20
10
0
70%
60%
50%
40%
30%
20%
10%
0%
2008
2009
2010
2011
2012
2013
% of portfolio
Fees ($ mil)

By year's end 2013, Remington Lodging, a hotel management company 100% owned by the Trust's Chair/CEO and his father, managed 65% of AHT's hotels – a 20% increase over 5 years. By years' end 2013, the Trust had increased the number of hotels in its portfolio by 13% over 2009. Total fees and reimbursements have risen 120% over the same period of time.


Ashford Trust:
Increasing fees to related parties
50
45
40
35
30
25
20
15
10
5
0
2008
2009
2010
2011
2012
2013
Remington mgmt
Purchase & Project management
CG&A reimbursement
Highland Base
Highland Incentive
Highland market service fees
CG&A reimbursement - Highland

Base fees are not the only story. A range of fees and agreements to reimburse must be taken into account to understand the cost of a related party manager.

Ashford Prime: Fee frenzy

Ashford Advisors, Prime's external manager and a related company, sources hotel management and other services for the REIT and its TRS subsidiaries. Ashford Advisors has sourced business to Remington Lodging, a hotel management company wholly owned by Trust's and Prime's Chair and CEO, and his father, which managed 65% percent of Trust's properties as of 12/31/2013.

Related Party	Service	Recurring fees	Fee structure
Ashford Advisors	External REIT manager	Base fee	Minimum fee, OR .7% of total annual enterprise value
		Incentive fee	5% of amount AHP TSR exceeds named peer group's, x fully diluted equity value of company.
		Reimbursements	Pro rata share of office overhead & admin; office overhead, travel, admin, staffing for international staff; "other" expenses connected to services; due diligence, structuring, review or "dead deal" costs
		Reimbursements	All internal audit staff services
		Reimbursements	Other services not covered by advisory agreement reimbursed at market rates.
		Equity Awards	To key employees based on certain financial hurdles as determined by AHP Board
Remington Lodging & Hospitality	Hotel/project manager	Project Management	4% of total project costs of implementing capital improvement budget up to 5% of gross revenues; 3% of project costs thereafter.
		Development	3%of total project costs associated with development
		Other services	Includes: Construction management,supervising implementation of capital improvement budget (interior designers and architects, installation of furniture, fixtures and equipment); purchasing services; various shipping/receiving/warehousing services
		Hotel management: base fee	$12,673.48 monthly per hotel (indexed to CPI) or 3% of the gross revenues, whichever is greater
		Hotel management: incentive fee	Lesser of (i) 1% of gross revenues and (ii) (actual gross operating profit) - (target gross operating profit)
		Reimbursements	TRS reimburses Remington for repairs, minor modifications

Note: the fees outlined in this table are simplified for the purposes of brevity. To obtain the full description of these fees from the company, see:

Ashford Prime Registration document, Form S-11 (filed with SEC January 21, 2014)
Ashford Prime: Amended and Restated Advisory Agreement (filed with SEC May 14, 2014)
Ashford Prime Hotel Master Management Agreement (filed with SEC on November 25, 2013)
Ashford Prime Mutual Exclusivity Agreement (filed with SEC on November 25, 2013)

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Reports

Ashford Hospitality's Spin-off: Maximizing Value or Protecting Related Parties? (September 2013)

Ashford Prime's Fee Frenzy (November 2013)

Ashford Prime's administration costs may double under new external management structure, company numbers reveal (January 2014)

This website is created and maintained by an independent shareholder of Ashford Hospitality Trust and Ashford Hospitality Prime, UNITE HERE. Its content is not created or approved by Ashford.

Timeline: Shrinking shareholder rights at Ashford Companies

May 13, 2014:

Ashford Prime: amends advisory agreement with Ashford Advisors; unilaterally extends initial term of advisory agreement from 5 to 20 years.

Ashford Trust: a majority of votes cast at annual meeting endorse proposal for a majority standard in director elections.

Ashford Prime: Over 64% of votes cast at annual meeting call for company to opt out of MUTA.

April 7, 2014:

Ashford Inc: files a preliminary registration statement, revealing a corporate structure with many unnecessary limits on shareholder rights, including a classified board, supermajority voting standards.

February 27, 2014:

Ashford Trust: announces plans to spin off external advisor in Q3 2014, become externally advised, once again without shareholder approval.

February 25, 2014:

Ashford Trust: board unilaterally removes shareholders' right to make binding resolutions; double the shares required to call for a Special Meeting.

November 19, 2013:

Ashford Prime: spun off without shareholder approval.

Ashford Prime: does not opt out of Maryland Unsolicited Takeovers Act, allowing the board to put in place a range of anti-takeover devices at its discretion.

October 22, 2013:

Shareholder files preliminary proxy to solicit for a Special Meeting on the spin-off of Ashford Prime.

Fall 2013:

Prime signs agreements with related parties that include change-in-control termination fees, including an external advisory agreement with Ashford Advisors and Exclusivity and Master Hotel Management agreements with Remington Lodging

Winter 2012/2013:

Ashford Trust: combines the roles of CEO/Chair, redefines lead director role and appoints new lead director, instead of choosing an independent Chair.

December 2012:

Shareholder proposes By-law amendment to require an independent Chair.

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Reports

Ashford Hospitality's Spin-off: Maximizing Value or Protecting Related Parties? (September 2013)

Ashford Prime's Fee Frenzy (November 2013)

Ashford Prime's administration costs may double under new external management structure, company numbers reveal (January 2014)

This website is created and maintained by an independent shareholder of Ashford Hospitality Trust and Ashford Hospitality Prime, UNITE HERE. Its content is not created or approved by Ashford.

Solutions

A few easy steps to increased shareholder rights and value at Ashford companies. Have other suggestions? Let us know.

1. **Let shareholders vote** on major corporate transactions like spin-offs.
2. **Restore cuts to shareholder rights** (the right to make binding resolutions; the ability to call for a special meeting with the support of 25% of shares outstanding).
3. **Scrap termination fees in agreements with related parties**. Ashford Prime's agreements with related parties, its external advisor and its hotel manager, have change-in-control termination fees that may discourage efforts to acquire the company.
4. **Create a pathway to internalization**, regularly assessing (and reporting) whether external advisory fees are more cost effective than internal management costs.
5. **Open bidding for hotel management agreements**. Ashford Prime and Ashford Trust currently have exclusivity and master management agreements with a related party hotel manager owned by the companies' CEO/Chair, Remington Lodging. Many REITs have separated themselves from related management companies, most recently InnVest REIT, which just renegotiated a long-standing master hotel agreement with related party Westmont Hospitality. *Read more about questions concerning Ashford REITs' agreements with Remington Lodging.*
6. **Reverse the risk inherent in having two alternative "minimum base fees" in the Advisory Agreement**. Currently, Ashford Advisors is paid the highest of three base fees – one of which is calculated with reference to the average general & administrative costs of Prime's peers. Commonwealth REIT's agreement with its external advisor, by contrast, provided for the lower of two alternative base fees to be paid, providing a greater performance incentive (and lowered risk for the REIT).
7. **Set the benchmarks for incentive fees higher.** Currently, Ashford Advisors calculates incentive fees by comparing its clients' performance with six hand-picked REITs over a 1-year period. The small sample opens up the possibility that Ashford Advisors could benefit from a pronounced underperformance by one or more of these peers. Commonwealth REIT's advisory agreement, by contrast, compared the REIT's performance to an office REIT index over a three year period.

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Reports

Ashford Hospitality's Spin-off: Maximizing Value or Protecting Related Parties? (September 2013)

Ashford Prime's Fee Frenzy (November 2013)

Ashford Prime's administration costs may double under new external management structure, company numbers reveal (January 2014)

Links and Resources

Prior reports

Read previous reports by UNITE HERE analysts on Ashford companies:

Ashford Hospitality's Spin-off: Maximizing Value or Protecting Related Parties? (September 2013)

Ashford Prime's Fee Frenzy (November 2013)

Ashford Prime's administration costs may double under new external management structure, company numbers reveal (January 2014)

Shareholder proposals

Read recent shareholder proposals to Ashford companies, companies' responses and shareholder voting results:

Ashford Trust: Proposal to require an independent Board Chair (2013 meeting); Voting results

Ashford Trust: Proposal to require majority support for annual director elections (2014 meeting); Voting results

Ashford Prime: Proposal to opt out of Maryland Unsolicited Takeover Act (2014 meeting); Voting Results

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Reports

Ashford Hospitality's Spin-off: Maximizing Value or Protecting Related Parties? (September 2013)

Ashford Prime's Fee Frenzy (November 2013)

Ashford Prime's administration costs may double under new external management structure, company numbers reveal (January 2014)

Ashford Inc.: Lucrative opportunity or dead end for investors?

Ashford Trust (AHT) intends to spin off Ashford Inc. to act as its publicly-traded asset management and advisory platform in the third quarter of 2014. Will conflicting relationships and bad corporate governance benefit insiders at the expense of shareholders?

For AHT's shareholders, the spin-off has a downside: Instead of receiving fees for Ashford Prime's (AHP) management, AHT will begin paying fees for its own external management by Ashford Inc. For Ashford Inc. investors, there are numerous red flags, including:

- Limits on shareholder rights and numerous anti-takeover measures
- An exclusivity agreement with Remington Lodging that may affect prospective clients
- A fee structure that may divert a portion of client fees from shareholders to executives

Remington roadblock

In order to create value for shareholders, Ashford Inc. will need to expand its client base beyond Ashford affiliates to competing hotel owners. Unfortunately, Ashford Inc. intends to sign a ten-year exclusivity agreement with Remington Hospitality for all current and future hospitality asset management services. Remington is privately and wholly owned by Ashford Inc.'s chairman and his father, and manages few hotels for non-Ashford affiliates (read more about Remington related-party problems here). Remington manages 65% of AHT's hotels and has shared executives with AHT. It is unclear whether Ashford Inc. requested bids from other management companies before selecting Remington. Will Remington begin offering property management services outside the hospitality industry? Will potential clients who may compete with Ashford's REITs balk at using Remington as their property manager? If so, how will Ashford Inc. grow its business beyond related parties?

> "…we will be obligated to utilize Remington as a property manager for future platforms that we advise, to the extent we have the discretion to do so, **even if the utilization of Remington** for such property management **may not be the most advantageous for such future clients**." – Ashford Inc. Registration Statement, emphasis added]

Shareholder restrictions

Ashford Inc. will put in place anti-takeover measures and other barriers to shareholder control, thereby protecting these layers of related party transactions. These measures are consistent with retrenchment of shareholder rights at AHT:

- Ashford Inc. will have a three-tiered classified board of directors. It would take at least two years before Ashford Inc. shareholders could put in place a majority of independent directors who were not hand-picked by management.
- No shareholder will be able to hold more than 9.9% of outstanding stock. Exceptions to this will be made at the sole discretion of the board of directors.
- Stockholders will be prohibited from calling a special meeting.
- Directors can only be removed for cause, and by a vote of 80% of all outstanding shares, requiring a near-consensus of all shareholders to remove a director from the board.

If Ashford is confident about its business model, why insulate Inc's board and management to such a degree? Read more about how AHT and AHP shareholders are pushing to strengthen corporate governance here.

Who benefits from Ashford Inc.'s fee structure?

Fees that Ashford Inc. will collect from AHP and AHT include a base fee, incentive fee, and equity awards. While base fees and incentive fees will accrue to Ashford Inc., equity awards may bypass the company and be awarded directly to its officers and directors. The decision to pay equity awards will be made by the compensation committees of AHT and AHP. The Chairman/CEO of both AHP and AHT is also Chairman/CEO of Ashford Inc. Ashford insiders have also announced they will continue to invest directly in all Ashford platforms to align their interests with shareholders'. Why then should Ashford Inc. not secure a more favorable fee structure for its shareholders by foregoing equity awards that only benefit management?

A new standard for externally managed REIT advisory fees?

Ashford has claimed its fee structure for prime is "revolutionary," and was being copied by other REITs. The embattled office REIT, CommonWealth, revised its fee structure during a fight for the control of its board, a fight that the incumbent board lost. CommonWealth's revised fee structure contained elements that were more shareholder-friendly than Ashford Prime's initial advisory agreement, including no termination fees, a cap on incentive fees, a clawback mechanism for incentive fees and a broadly-based benchmark. Commonwealth's new directors plan to internalize the management of the REIT.

	Ashford Prime's original Advisory Agreement (filed 11/25/2013)	CommonWealth REIT – RMR Advisory Agreement (12/19/2013)	Prime's 5/14/14 amendments
Term	5 years with automatic yearly renewals thereafter; terminable with 180 days' notice.	Renewable annually; mutually terminable upon 60 days' notice (needs approval by 2/3 of independent trustees on CWH's side)	20 years with automatic 5-year renewals
Termination fees	Termination fees if terminated due to change of control, unsatisfactory performance or unresolved dispute over fees.	None	Change in control termination fees still in place but revised
Base fee multiplier	The higher of: 0.7% of Total Enterprise Value, or two alternative minimum base fees.	The sum of (i) seven tenths of one percent (0.7%) of the Average Market Capitalization (defined similarly to TEV) up to $250,000,000, plus (ii) plus one percent (1.0%) of the Average Foreign Invested Capital, plus (iii) one half of one percent (0.5%) of the Average Market Capitalization exceeding $250,000,000 and the Average Foreign Invested Capital combined.	
Alternative base fees	The HIGHEST of the Base fee versus two alternative minimum base fees	The LOWEST of base, or alternative (a similar formulation applied to historical asset value)	
Base fee payable in shares?	Silent	10% annually	
Services provided without reimbursement	Salaries and benefits, excluding stock-based incentive compensation	Salaries and benefits, excluding stock-based incentive compensation; travel expenses of non-trustee staff; rent, equipment and other office and administrative costs	
Performance benchmark	Total return of six named hotel REITs	Total return of the SNL U.S. REIT Office Index	
Measurement period	1 year	3 years	
Incentive fee cap?	None	1.5% value of common shares outstanding near end of measurment period period	Up to 25% of amt by which AHT TSR exceeds that of 6 named peers
Clawbacks or adjustments	No clawbacks or adjustments	No incentive fee if total return during any measurement period is negative, even if fund outperforms benchmark	No clawbacks but incentive fee conditional upon fixed coverage ratio
Incentive fee payable in shares?	Up to 50% payable in shares of common stock or LP units	All of incentive fee is paid in shares	

Update: May 14th, 2014 – revisions to advisory agreement. We raised concerns about Prime's fee structure in a series of reports: here, here, and here. On April 30th, Institutional Shareholder Services recommended withholding votes against 6/7 directors at Ashford Trust, the Advisor's parent company. On May 14, 2014, Ashford made revisions to its advisory agreement, among other things, lowering base fees (but not minimum fees), revising change in control termination fees, and capping the incentive fee.

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Reports

Ashford Hospitality's Spin-off: Maximizing Value or Protecting Related Parties? (September 2013)

Ashford Prime's Fee Frenzy (November 2013)

Ashford Prime's administration costs may double under new external management structure, company numbers reveal (January 2014)

Why have major hotel owners moved away from related party managers?

Hotel owners and operators often have diverging interests. Over the past decade, major hotel REITs have taken steps towards greater independence from related operators, including:

- **Host Hotels & Resorts and Marriott International**
- **Felcor Lodging Trust & Intercontinental Hotel Group**
- **Sunstone Hotel Investors and Interstate**
- **InnVest REIT and Westmont Hospitality**
- **MeriStar & Interstate**

Why unlock Ashford's exclusivity agreement with Remington?

1. ***Who's the best manager for the job?*** Hotel management contracts are not selected by bid or merit, but are automatically awarded to Remington unless independent directors act together to prevent such an award.

2. ***What happens if there's a problem?*** **It is not a simple or inexpensive for the REIT to terminate a management agreement with Remington for cause.**
    1. The definition of a performance failure is narrow (gross operating profit margin is 75% below comparable hotels, as determined by both related parties, AND RevPAR yield penetration is below target);
    2. Remington has a two year period to cure the performance failure;
    3. The REIT is required to meet a strict test before the agreement can beterminated(a consultant hired by both Ashford and Remington determines, after an extended attempt at curing the default, an **exactly comparable** manager can **materially outperform** the related party manager);
    4. **Termination fees worth several years' base and incentive fees will still apply.**

3. ***Who bears the risk?*** Remington's management agreements require **the REIT pay a guaranteed monthly minimum fee**, which increases risk to the REIT compared to a compensation system based purely on a percentage of revenue.

4. ***Are franchise fees included in the management fee?*** No.Most of the hotels Remington manages for Ashford companies are flagged by major brands. Extra franchise fees must be taken into account when comparing the cost of Remington's services with major hotel companies like Hilton or Marriott.

5. ***Is Remington competitive?*** Despite managing 65% of Trust's properties, Remington only manages a handful of hotels for non-Ashford clients.

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Reports

Ashford Hospitality's Spin-off: Maximizing Value or Protecting Related Parties? (September 2013)

Ashford Prime's Fee Frenzy (November 2013)

Ashford Prime's administration costs may double under new external management structure, company numbers reveal (January 2014)

This website is created and maintained by an independent shareholder of Ashford Hospitality Trust and Ashford Hospitality Prime, UNITE HERE. Its content is not created or approved by Ashford.

Ashford Prime: Stock price loses over 26% of value in first 5 months


3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
$24
$22
$20
$18
$16
$14
$12
$10
18-Nov-13
18-Dec-13
18-Jan-14
18-Feb-14
18-Mar-14
18-Apr-14
Volume
Price

Ashford Hospitality Prime shares began trading at $21.14 on November 20, 2013. By April 21st, 2014, stock price had dropped to $15.37. The steepest drop came after Prime announced plans to issue common stock at $16.50; between the January 21st announcement and the realization of underwriters' shares on February 4th, share prices dropped from $18.29 to $16.10.

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Reports

Ashford Hospitality's Spin-off: Maximizing Value or Protecting Related Parties? (September 2013)

Ashford Prime's Fee Frenzy (November 2013)

Ashford Prime's administration costs may double under new external management structure, company numbers reveal (January 2014)

This website is created and maintained by an independent shareholder of Ashford Hospitality Trust and Ashford Hospitality Prime, UNITE HERE. Its content is not created or approved by Ashford.